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                                                                    EXHBIT 99.10

                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                         NEW YORK, NEW YORK 10048-0557
                           TELEPHONE: (212) 839-5300
                           FACSIMILE: (212) 839-5599


                                    March 25, 1997


Merrill Lynch Middle East/Africa Fund, Inc.
P.O. Box 9011
Princeton, New Jersey  08543-9011


Ladies and Gentlemen:

     This opinion is furnished in connection with the registration by Merrill Lynch Middle East/Africa Fund, Inc., a Maryland corporation (the "Fund"), of shares of common stock, par value $0.10 per share, of the Fund (the "Shares"), under the Securities Act of 1933, as amended, pursuant to the Fund's registration statement on Form N-1A (File No. 33-55843), as amended (the "Registration Statement"), in the amount set forth under "Amount Being Registered" on the facing page of the Registration Statement.

     As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, as amended and restated, the By-Laws of the Fund and such other documents as we have deemed relevant to the matters referred to in this opinion.

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     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of common stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus and Statement of Additional Information constituting parts thereof.

                                 Very truly yours,
                                 /s/ Brown & Wood LLP



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